Exhibit 99.9
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
December 15, 2004

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                        DECLARES $.075 QUARTERLY DIVIDEND

DENVER, COLORADO, December 15, 2004...Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH dental practices announces its regular quarterly dividend. The Company's board of directors has declared a quarterly cash dividend of 7.5 cents per share of common stock. The dividend is payable January 14, 2005, to shareholders of record December 31, 2004.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of September 30, 2004 the Company managed 54 dental offices, of which 36 were acquired and 18 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680